TRANSENTERIX, INC.

AMENDMENT TO
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN,
AS AMENDED
EFFECTIVE DATE: JUNE 8, 2016

This Amendment No. 1, dated and effective June 8, 2016 (the “Amendment”) is an amendment to the Amended and Restated Incentive Compensation Plan, as amended (the “Plan”), of TransEnterix, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Amendment without definition have the meanings set forth in the Plan.

WHEREAS, Section 10(e) authorizes the Board of Directors of the Company (the “Board”) to make amendments to the Plan, subject to stockholder approval as required by law or agreement.

WHEREAS, on April 27, 2016, the Board approved amendments to the Plan to increase the number of shares available for awards under the Plan b 7,000,000 from 11,940,000 to 18,940,000, and to provide for maximum award limits for annual equity awards to non-employee directors, and submitted the Amendment to the Company’s stockholders for approval at the Annual Meeting of Stockholders held on June 8, 2016.

WHEREAS, on June 8, 2016, the stockholders approved the foregoing amendments to the Plan.

NOW, THEREFORE, intending to be legally bound, and in accordance with the approvals set forth in the WHEREAS clauses, which are incorporated by reference into this Amendment, the Company amends the Plan as follows:

1. Section 4(a) of the Plan is deleted in its entirety and is replaced by the following:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 18,940,000. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2. Section 4 of the Plan is amended to add a new subsection 4(d) as follows:

“(d) Limitation on Number of Shares Subject to Awards to Non-Employee Directors. Subject to Section 10(c) of the Plan, the aggregate number of Shares subject to Awards granted under the Plan during any calendar year to any non-employee Director shall not exceed 100,000, except that in connection with his or her initial appointment to the Board, such non-employee Director may be granted an Award covering up to an additional 100,000 Shares.”

3. Except as amended by this Amendment, the Plan continues in full force and effect.

4. In the event of a conflict between this Amendment and the Plan, this Amendment shall govern.

Adopted by the Board of Directors: April 27, 2016

Adopted by the stockholders: June 8, 2016